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                                                                       EXHIBIT 3

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          ALLIANCE PHARMACEUTICAL CORP.

                Under Section 807 Of The Business Corporation Law


         We, the undersigned, Theodore D. Roth and Lloyd A. Rowland, being respectively the President and the Secretary of Alliance Pharmaceutical Corp., hereby certify:

         1. The name of the corporation is Alliance Pharmaceutical Corp. (hereinafter called the "Corporation"). The name under which the Corporation was formed is Otisville Biologics, Inc.

         2. The Certificate of Incorporation was filed in the office of the Secretary of State on the 23rd day of February, 1983 (the "Certificate of Incorporation").

         3. The Certificate of Incorporation of the Corporation was first restated and the Restated Certificate was filed on November 10, 1993 (the "First Restated Certificate of Incorporation").

         4. The Certificate of Incorporation of the Corporation, as amended heretofore, is further amended to increase the amount of the authorized shares of common stock, $0.01 par value, of the Corporation from 75,000,000 shares to 125,000,000 shares, to change 1,500,000 shares of Series A Preferred Stock, 750,000 shares of Series B Preferred Stock, 200,000 shares of Series C Preferred Stock, 500,000 shares of Series D Preferred Stock and 100,000 shares of Series E-1 Preferred Stock, to 3,050,000 shares of unissued shares of preferred stock now to be redesignated as Preferred Stock to be issued (i) in such series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and with such qualifications, limitations or restrictions thereon, as the Board of Directors shall fix by resolution, and (ii) in such number of shares in each series as the Board of Directors, by resolution or resolutions, shall fix; provided that the aggregate number of all shares of Preferred Stock issued does not exceed the number of shares of Preferred Stock authorized hereby. The total number of shares of Preferred Stock remain unchanged.

         5. None of the authorized shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E-1 Preferred Stock are outstanding, and no shares of any such series will be issued subject to the Certificate of Incorporation. None of such shares are currently issued.

         6. The Certificate of Incorporation, as amended, is restated to read as hereinafter set forth in full:

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                  1. The name of the Corporation is Alliance Pharmaceutical
         Corp.

                  2. The purpose of which it is formed is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that the Corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body.

                  3. The office of the Corporation in the State of New York is to be located in Orange County.

                  4. The total number of shares of stock which the Corporation is authorized to issue is 130,000,000 of which 125,000,000 shares shall be designated Common Stock, $.01 par value per share, and 5,000,000 shares shall be designated Preferred Stock, $.01 par value per share. The relative rights, preferences and limitations of the shares of each class are as follows:

                           (a) The Preferred Stock authorized hereby may be
                  issued (i) in such series and with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and with such qualifications, limitations or restrictions thereon, as the Board of Directors shall fix by resolution, and (ii) in such number of shares in each series as the Board of Directors, by resolution or resolutions, shall fix; provided that the aggregate number of all shares of Preferred Stock issued does not exceed the number of shares of Preferred Stock authorized hereby.

                           (b) Holders of Common Stock shall be entitled to such
                  dividend, liquidation and voting rights and such other rights and privileges as are provided by the New York Business Corporation Law, subject to the rights of holders of Preferred Stock issued pursuant to the provisions of paragraph (a) above.

                           (c) Eight hundred and seventy-five thousand (875,000)
                  shares of the Corporation's preferred stock, par value $0.01 per share, are designated "Series F Preferred Stock" (hereinafter referred to as the "Series F Preferred Stock"), and such Series F Preferred Stock shall have the respective voting powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions as follows:

         1. SECTION REFERENCES AND DEFINITIONS. References to section numbers contained in this Article 4(c) shall refer only to sections within this Article 4(c) unless otherwise specified. Capitalized terms in this Article 4(c) shall have the following meanings:


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         1.1 "Change of Control" shall mean the following and shall be deemed to occur if any of the following events occur:

                  (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of the Corporation representing (i) 20% or more of the combined voting power of the Corporation's then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within thirty (30) days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) 33% or more of the combined voting power of the Corporation's then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

                  (ii) Persons who constitute the board of directors (the "Incumbent Board") of the Corporation cease for any reason to constitute at least a majority of the Corporation's board of directors, provided that any person becoming a director whose election, or nomination for election by the Corporation's stockholders, is approved by a vote of at least a majority of the directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Agreement, be considered as though such person were a member of the Incumbent Board of the Corporation;

                  (iii) The consummation of a merger, consolidation or reorganization involving the Corporation, other than one which satisfies both of the following conditions:

                           (A) a merger, consolidation or reorganization which
                  would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of the Corporation or such other entity resulting from the merger, consolidation or reorganization (the "Surviving Corporation") outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in the Corporation's voting securities immediately before such merger, consolidation or reorganization, and

                           (B) a merger, consolidation or reorganization in
                  which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding voting securities; or

                  (iv) The stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or other disposition by the Corporation of all or substantially all of the Corporation's assets.


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         Notwithstanding the preceding provisions of this definition, a
Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions is (1) an underwriter or underwriting syndicate that has acquired the ownership of any of the Corporation's then outstanding voting securities solely in connection with a public offering of the Corporation's securities, (2) the Corporation or an affiliate of the Corporation, or (3) an employee stock ownership plan or other employee benefit plan maintained by the Corporation or any of its affiliates that is qualified under the provisions of the United States Internal Revenue Code of 1986.

         1.2 "Common Stock" shall mean the shares of the Common Stock of the Corporation, par value $.01 per share, and any stock into which such Common Stock may hereafter be changed.

         1.3 "F Conversion Rate" shall mean the rate at which shares of Common Stock are to be received upon conversion of one share of the Series F Preferred Stock which is determined by dividing the F Current Market Price per share of Common Stock into $40.00; provided that (i) in the event of a conversion pursuant to Section 5.1.1(b)(i), the F Current Market Price per share shall never be deemed to be less than the F Division Amount and (ii) in the event of a conversion pursuant to Section 5.1.1(c) the F Current Market Price shall be deemed to be $22.00. The F Conversion Rate, and the amounts specified in the previous sentence shall be subject to adjustment pursuant to
Section 5.

         1.4 "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

         1.5 "F Current Market Price" per share of Common Stock at any date herein specified shall mean the average of the daily market prices for the twenty (20) consecutive Trading Days ending one (1) day prior to such date; provided that in the event conversion is pursuant to Section 5.1.1(b), the foregoing twenty (20) day period shall end ten (10) Trading Days after (i) the date the Corporation sends a press release to the public announcing the termination of the License Agreement, or (ii) if no press release is made prior to the termination, the date of such termination; provided, however, that if conversion is made pursuant to Section 5.1.1(a) the F Current Market Price shall be the market price on May 19, 2004. The market price for each such Trading Day shall be the last reported sales price on the principal exchange on which the Common Stock is listed, or, if it is not so listed, the Nasdaq National Market or, if it is not so listed, on the over-the-counter market.

         1.6 "F Division Amount" shall mean $10.00 (as adjusted pursuant to
Section 5).

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         1.7 "F Junior Stock" shall mean the Common Stock and any other class or series of capital stock of the Corporation which at the time of issuance is not declared to be senior to or on a parity with the Series F Preferred Stock as to rights upon liquidation or dividends.

         1.8 "License Agreement" shall mean that certain License Agreement dated as of May 19, 2000 by and among the Corporation and PFC Therapeutics, LLC ("PFC"), as it may be amended from time to time.

         1.9 "Person" shall mean any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

         1.10 "Trading Day" shall mean any day on which trading takes place
(a) if the Common Stock is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if not, in the over-the-counter-market and prices reflecting such trading are published by the National Association of Securities Dealers Automated Quotation System.

         2. DIVIDENDS. Series F Preferred Stock shall not be entitled to receive any dividends (other than dividends payable in F Junior Stock or distributions pursuant to Section 5.6).

         3.       LIQUIDATION OR DISSOLUTION.

         3.1 RANK. The Series F Preferred Stock of the Corporation shall rank on a parity with the Series G Preferred Stock and the Series H Preferred Stock as to distributions upon a liquidation, dissolution or winding-up of the Corporation and any other preferred stock issued by the Corporation.

         3.2 PREFERENCE. Subject to the prior rights of the Corporation's creditors and holders of securities senior to the Series F Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series F Preferred Stock shall be entitled to receive forty dollars $40.00 per share. If, upon any such liquidation, dissolution or winding-up of the Corporation, the assets distributable among the holders of Series F Preferred Stock (and any series of preferred stock ranking in parity with the Series F Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation) shall be insufficient to permit the payment in full to such holders of the preferential amount payable to such holders determined as aforesaid, then the holders of Series F Preferred Stock (and any such series) will share ratably in any distribution of the Corporation's assets in proportion to the respective preferential amounts that would have been payable if such assets

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were sufficient to permit payment in full of all such amounts. After payment of the full amount of the liquidating distribution to which the holders of Series F Preferred Stock are entitled, holders of F Junior Stock (other than Common Stock) shall be paid any preferential amounts payable to such holders. Thereafter, the holders of Series F Preferred Stock will share PRO RATA with the holders of Common Stock (and the holders of F Junior Stock entitled to share PRO RATA with Common Stock in liquidating distributions), based on the number of shares of Common Stock into which the Series F Preferred Stock is then convertible, any further distribution of assets by the Corporation. Under this Section 3, a distribution of assets in any dissolution, winding-up or liquidation shall not include (a) any consolidation or merger of the Corporation with or into any other corporation, (b) any dissolution, liquidation or winding-up of the Corporation immediately followed by reincorporation of a successor corporation or (c) a sale or other disposition of all or substantially all of the Corporation's assets in consideration for the issuance of equity securities of another corporation, provided that the consolidation, merger, dissolution, liquidation, winding-up, sale or other disposition (i) does not amend, alter, or change the preferences or rights of the Series F Preferred Stock or the qualifications, limitations or restrictions thereof in a manner that adversely affects the Series F Preferred Stock or (ii) is done in accordance with Sections 5.5, 5.6 or 5.7 hereof.

         4. VOTING RIGHTS. The holders of Series F Preferred Stock shall not be entitled to any voting rights except as otherwise required by law.

         5. CONVERSION RIGHTS.

         5.1 CONVERSION OF SERIES F PREFERRED STOCK. The Series F Preferred Stock shall convert into fully paid and non-assessable shares of Common Stock as follows:

                  5.1.1 The Series F Preferred Stock shall convert at the F Conversion Rate into Common Stock on the earlier of the following; provided that once the F Current Market Price per share of Common Stock is equal to or greater than $22, subject to adjustment pursuant to
         Section 5.5, the F Current Market Price shall be deemed fixed at $22 (subject to such adjustment) for all conversions of the Series F Preferred Stock hereunder.

                  (a) At the option of a holder of the Series F Preferred Stock, exercisable on or after May 19, 2004, such holder's Series F Preferred Stock shall convert;

                  (b) (i) Termination of the License Agreement other than pursuant to Section 5.1.1(b)(ii) below or (ii) termination of the License Agreement by PFC pursuant to Section 10.3(a) thereof, (in either case, unless termination of the License Agreement is as a result of the liquidation of the Corporation, the appointment of a receiver or trustee for substantially all of the property or assets of the Corporation, or the Corporation makes an assignment for the benefit of creditors, in each case, in accordance with the License Agreement);


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                  (c) At the option of a holder of the Series F Preferred Stock, such holder's Series F Preferred Stock shall convert at any time that the F Current Market Price per share of Common Stock is equal to or greater than $22.00, subject to adjustment pursuant to Section 5.5; or

                  (d) At the option of a holder of the Series F Preferred Stock, such holder's Series F Preferred Stock shall convert upon a Change of Control of the Corporation.

         5.2 ISSUANCE LIMITATION. If, pursuant to Section 5 of Article 4(c),
Section 6 of Article 4(d) or Section 6 of Article 4(e), a conversion event occurs or a conversion election is made and conversion of shares of Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock (the shares of the three series collectively, the "Preferred Shares") subject to such section would, when taken together with the conversion of any other Preferred Shares, result in the issuance by the Company of a number of shares (the "Additional Shares") of its Common Stock greater than the "Issuance Limit," then the Company need not issue the Additional Shares, unless it first obtains shareholder approval of the issuance of the Additional Shares. "Issuance Limit" means 9,389,477 shares of Common Stock (that is, 19.9% of the shares of Common Stock issued and outstanding as of May 16, 2000), as such number may be adjusted pursuant to Sections 5.5 of Article 4(c), Section
6.5 of Article 4(d) or Section 6.5 of Article 4(e). If the Company does not obtain shareholder approval for the issuance of the Additional Shares or, in any event, does not, prior to the expiration of 120 days after such conversion event or conversion election, issue the Additional Shares required to be issued as a result of such conversion event or conversion election, the Company shall pay to each person entitled to receive such Additional Shares an amount in cash equal to the aggregate market price of such Additional Shares on the day that the conversion event occurred or the conversion election was made. The market price for such day shall be the last reported sales price on the principal exchange on which the Common Stock is listed, or, if it is not so listed, the Nasdaq National Market or, if it is not so listed, on the over-the-counter market.

         5.3 CONVERSION PROCEDURE. Upon conversion of Series F Preferred Stock, the shares so converted shall have the status of authorized and unissued preferred stock, and the number of shares of preferred stock which the corporation shall have authority to issue shall include the number of shares of Series F Preferred Stock so converted. Upon any conversion, certificates representing the Series F Preferred Stock shall thereafter be deemed to represent the appropriate number of shares of Common Stock into which such stock is converted. After conversion the holder of any shares of Series F Preferred Stock so converted shall deliver to the Corporation during regular business hours, at such place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank, or to the Corporation (if required by it), accompanied by written notice stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued.

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         5.4 FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series F Preferred Stock. If more than one share of Series F Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon any such conversion, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount determined on the basis of the then current fair market value of a share of Common Stock as determined by the Board of Directors of the Corporation, in good faith. Fractional interests shall not be entitled to dividends, and the holders thereof shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

         5.5 ADJUSTMENTS FOR SUBDIVISIONS, STOCK DIVIDENDS, COMBINATIONS, OR CONSOLIDATIONS OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be increased by way of stock issued as a dividend for no consideration or subdivided (by stock split, or otherwise) into a greater number of shares of Common Stock, the F Division Amount and the per share amount specified in Section 1.3(ii) and Section 5.1.1(c) then in effect shall, concurrently with the effectiveness of such increase or subdivision, be proportionately decreased and the number of shares constituting the Issuance Limit shall be proportionally increased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the F Division Amount and the per share amount specified in Section 1.3(ii) and Section 5.1.1(c) then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of shares constituting the Issuance Limit shall be proportionally decreased.

         5.6 OTHER DISTRIBUTIONS. If for any reason, including without limitation a merger or sale of assets transaction, the Corporation shall declare a distribution payable in securities of the Corporation, or in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, or assets (excluding cash dividends) then, in each such case for the purpose of this Section 5.6, the holders of the Series F Preferred Stock shall be entitled to a proportionate share of such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series F Preferred Stock would be convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

         5.7 REORGANIZATIONS AND RECAPITALIZATIONS. If at any time or from time to time there shall be a reorganization or recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for in Section 5.5 or Section 5.6 above), then, as a condition of such reorganization or recapitalization, provision shall be made so that the holders of the Series F Preferred Stock shall thereafter be entitled to receive upon conversion of the Series F Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon

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conversion would have been entitled on such reorganization or recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series F Preferred Stock after the reorganization or recapitalization to the end that the provisions of this
Section 5 (including adjustment of the F Conversion Rate and the F Division Amount then in effect and the number of shares receivable upon conversion of the Series F Preferred Stock) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

         5.8 RESERVATION OF SHARES. The Corporation agrees that, so long as any share of Series F Preferred Stock shall remain outstanding, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issue upon conversion of the Series F Preferred Stock, the full number of shares of Common Stock then issuable upon conversion of all outstanding shares of Series F Preferred Stock. If the Common Stock shall be listed on any national securities exchange, the Corporation at its expense shall include in a listing application all of the shares of Common Stock reserved for issuance upon conversion of the Series F Preferred Stock, (subject to issuance or notice of issuance to the exchange) and will similarly apply for and use its best efforts to procure the listing of any further Common Stock reserved for issuance upon conversion of the Series F Preferred Stock, at any subsequent time as a result of adjustments in the F Conversion Rate or otherwise.

         5.9 VALIDITY OF SHARES. The Corporation agrees that it will from time to time take all such actions as may be requisite to assure that all shares of Common Stock which may be issued upon conversion of any share of the Series F Preferred Stock will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

         5.10 TAXES. The Corporation will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery (but not transfer) of shares of Common Stock upon conversion of the Series F Preferred Stock.

         5.11 ABANDONMENT OF ACTION. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution requiring an adjustment pursuant to
Section 5 and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the holders of Series F Preferred Stock shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         5.12 NOTICE PROVISIONS.

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                  5.12.1 Whenever an adjustment is required pursuant to Section
         5 hereof, the Corporation shall forthwith deliver to the holders of Series F Preferred Stock, a certificate signed by an officer of the Corporation, setting forth, in reasonable detail, the event requiring the adjustment, the method by which such adjustment was calculated and the adjustments made.

                  5.12.2 In case the Corporation shall propose (a) to pay any dividend payable in stock of any class to the holders of F Junior Stock or to make any other distribution to the holders of its Common Stock,
         (b) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities, Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), (d) to effect any capital reorganization, (e) to effect any consolidation, merger or sale, transfer or other distribution of all or substantially all its property, assets or business, or (f) to effect the liquidation, dissolution or winding-up of the Corporation, then, in each such case, the Corporation shall give to each holder of Series F Preferred Stock a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the F Conversion Rate and the F Division Amount after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by (a) or (b) above at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

         6. NO PRE-EMPTIVE RIGHTS. No holder of Series F Preferred Stock shall have any pre-emptive or preferential right of subscription to any shares of stock of the Corporation, or to options, warrants or other interests therein or therefor, or to any obligations convertible into stock of the Corporation, issued or sold, or any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, from time to time may determine and at such price or prices as the Board of Directors from time to time may fix pursuant to the authority conferred by the Corporation's Certificate of Incorporation.

         7. COVENANTS. In addition to any other rights provided by law, so long as any shares of Series F Preferred Stock are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Series F Preferred Stock:

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                  (a) Amend or repeal any provisions of the Corporation's
         Certificate of Incorporation which action would adversely affect the rights, preferences, or privileges of the Series F Preferred Stock; or

                  (b) Alter or change the designations, powers, rights, preferences or privileges, or the qualification, limitations or restrictions of the Series F Preferred Stock; or

                  (c) Increase the authorized number of shares of Series F Preferred Stock or other preferred stock of the Corporation; or

                  (d) Authorize, create, or issue any new class or series of stock or any other securities convertible into equity securities of the Corporation having a preference over the Series F Preferred Stock with respect to dividends, redemptions or upon liquidation or dissolution of the Corporation; or

                  (e) Reclassify the shares of Common Stock or any other F Junior Stock into shares of any class or series of capital stock (i) ranking either as to payment of dividends, distribution of assets or redemptions, prior to or on parity with the Series F Preferred Stock, or (ii) which in any manner adversely affects the holders of Series F Preferred Stock.

                  (d) Thirteen thousand six hundred thirty seven (13,637) shares of the Corporation's preferred stock, par value $0.01 per share, are designated "Series G Preferred Stock" (hereinafter referred to as the "Series G Preferred Stock"), and such Series G Preferred Stock shall have the respective voting powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions as follows:

         1. SECTION REFERENCES AND DEFINITIONS. References to section numbers contained in this Article 4(d) shall refer only to sections within this
Article 4(d) unless otherwise specified. Capitalized terms in this Article 4(d) shall have the following meanings:

         "1.1 Change of Control" shall mean the following and shall be deemed to occur if any of the following events occur:

                  (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of the Corporation representing (i) 20% or more of the combined voting power of the Corporation's then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within thirty (30) days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) 33% or more of the combined voting power of the Corporation's then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

                  (ii) Persons who constitute the board of directors (the "Incumbent Board") of the Corporation cease for any reason to constitute at least a majority of the Corporation's board of directors, provided that any person becoming a director whose election, or nomination for election by the Corporation's stockholders, is approved by a vote of at least a majority of the directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Agreement, be considered as though such person were a member of the Incumbent Board of the Corporation;

                  (iii) The consummation of a merger, consolidation or reorganization involving the Corporation, other than one which satisfies both of the following conditions:

                           (A) a merger, consolidation or reorganization which
                  would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of the Corporation or such other entity resulting from the merger, consolidation or reorganization (the "Surviving Corporation") outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in the Corporation's voting securities immediately before such merger, consolidation or reorganization, and

                           (B) a merger, consolidation or reorganization in
                  which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding voting securities; or

                  (iv) The stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or other disposition by the Corporation of all or substantially all of the Corporation's assets.

         Notwithstanding the preceding provisions of this definition, a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions is (1) an underwriter or underwriting syndicate that has acquired the ownership of any of the Corporation's then outstanding voting securities solely in connection with a public offering of the Corporation's securities, (2) the Corporation or an affiliate of the Corporation, or (3) an employee stock ownership plan or other employee benefit plan maintained by the Corporation or any of its affiliates that is qualified under the provisions of the United States Internal Revenue Code of 1986.

         1.2 "Common Stock" shall mean the shares of the Common Stock of the Corporation, par value $.01 per share, and any stock into which such Common Stock may hereafter be changed.

         1.3 "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

         1.4 "G Junior Stock" shall mean the Common Stock and any other class or series of capital stock of the Corporation which at the time of issuance is not declared to be senior to or on a parity with the Series G Preferred Stock as to rights upon liquidation or dividends.

         1.5 "G Redemption Price" shall mean $1,100 per share plus any dividends accrued on or before the date of the G Redemption Notice.

         1.6 "Person" shall mean any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

         1.7 "Trading Day" shall mean any day on which trading takes place
(a) if the Common Stock is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if not, in the over-the-counter-market and prices reflecting such trading are published by the National Association of Securities Dealers Automated Quotation System.

         2. DIVIDENDS. Before any dividends (other than dividends payable in Common Stock) on any G Junior Stock shall be declared or paid or set apart for payment, the holders of shares of Series G Preferred Stock shall be entitled to receive cash dividends, when and as declared by the Board of Directors from the date of issuance through March 15, 2005, at the annual rate of $82.50 per share, and no more. Dividends on the Series G Preferred Stock shall accumulate on an annual compounded basis (based on actual days elapsed over 365/366) and any accumulated dividends shall be payable to a holder of record on the earlier of: (i) redemption by the Corporation of such holder's Series G Preferred Stock or (ii) March 31, 2005. The Series G Preferred Stock shall rank on a parity with the Series H Preferred Shares as to dividends. Whenever, at any time, the accrued dividends shall have been paid or declared and set apart for payment on the then outstanding Series G Preferred Stock, the Board of Directors may declare dividends on any G Junior Stock, subject to the respective terms and provisions (if any) applying thereto.

         3. LIQUIDATION OR DISSOLUTIONS

         3.1 RANK. The Series G Preferred Stock of the Corporation shall rank on a parity with the Series F Preferred Stock and the Series H Preferred Stock as to distributions upon a liquidation, dissolution or winding-up of the Corporation and any other preferred stock of the Corporation.

         3.2 PREFERENCE. Subject to the prior rights of the Corporation's creditors and holders of securities senior to the Series G Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series G Preferred Stock shall be entitled to receive one thousand one hundred dollars ($1,100) per share, plus an amount equal to any accumulated dividends through the date of such liquidation, dissolution or winding-up. The amount of dividends "accumulated" on any share of Series G Preferred Stock as at any annual dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such annual dividend date, whether or not earned or declared, and the amount of dividends "accumulated" on any share of Series G Preferred Stock as at any date other than an annual dividend date shall be calculated in accordance with Section 2 of this
Article 4(d). If, upon any such liquidation, dissolution or winding-up of the Corporation, the assets distributable among the holders of Series G Preferred Stock (and any series of preferred stock ranking in parity with the Series G Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation) shall be insufficient to permit the payment in full to such holders of the preferential amount payable to such holders determined as aforesaid, then the holders of Series G Preferred Stock (and any such series) will share ratably in any distribution of the Corporation's assets in proportion to the respective preferential amounts that would have been payable if such assets were sufficient to permit payment in full of all such amounts. After payment of the full amount of the liquidating distribution to which the holders of Series G Preferred Stock are entitled, holders of G Junior Stock (other than Common Stock) shall be paid any preferential amounts payable to such holders. Thereafter, the holders of Series G Preferred Stock will share PRO RATA with the holders of Common Stock (and the holders of G Junior Stock entitled to share PRO RATA with Common Stock in liquidating distributions), based on the number of shares of Common Stock into which the Series G Preferred Stock is then convertible, any further distribution of assets by the Corporation. Under this Section 3, a distribution of assets in any dissolution, winding-up or liquidation shall not include (a) any consolidation or merger of the Corporation with or into any other corporation, (b) any dissolution, liquidation or winding-up of the Corporation immediately followed by reincorporation of a successor corporation or (c) a sale or other disposition of all or substantially all of the Corporation's assets in consideration for the issuance of equity securities of another corporation, provided that the consolidation, merger, dissolution, liquidation, winding-up, sale or other disposition (i) does not amend, alter, or change the preferences or rights of the Series G Preferred Stock or the qualifications, limitations or restrictions thereof in a manner that adversely affects the Series G Preferred Stock or (ii) is done in accordance with Sections 6.4, 6.5 or 6.6 hereof.

         4. VOTING RIGHTS. The holders of Series G Preferred Stock shall not be entitled to any voting rights except as otherwise required by law.

         5. REDEMPTION.

                  (a) At the Corporation's option, from the date the Series G Preferred Stock is issued until all the Series G Preferred Stock is converted, all outstanding and unconverted Series G Preferred Stock may be redeemed by the Corporation pursuant to this Section 5(a), from funds legally available therefor at the G Redemption Price. The Corporation shall provide at least 10 days and not more than 30 days advance written notice of redemption to each holder of the Series G Preferred Stock (a "G Redemption Notice"), which notice shall set forth the date (the "Redemption Date") fixed for such redemption; provided that any G Redemption Notice given after March 15, 2005 shall be given at least 30 days and not more than 45 days in advance of the Redemption Date stated therein.

                  (b) The entire redemption price of the shares of Series G Preferred Stock outstanding on a Redemption Date shall be paid in cash on such Redemption Date. If any portion of the applicable G Redemption Price under Section 6(a) shall not be paid by the Corporation within ten (10) calendar days after the date due, interest shall accrue thereon at the rate of 7.5% per annum until the redemption price plus all such interest is paid in full (which amount shall be paid as liquidated damages and not as a penalty).

         6. CONVERSION RIGHTS.

         6.1 CONVERSION OF SERIES G PREFERRED STOCK. At the option of a holder of the Series G Preferred Stock, each share of such holder's Series G Preferred Stock shall convert into one hundred fully paid and non-assessable shares of Common Stock:

                  6.1.1 Until the close of business on the date preceding the Redemption Date on or after March 15, 2005; or

                  6.1.2 Upon a Change of Control of the Corporation.

         6.2 ISSUANCE LIMITATION. If, pursuant to Section 5 of Article 4(c),
Section 6 of Article 4(d) or Section 6 of Article 4(e), a conversion event occurs or a conversion election is made and conversion of shares of Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock (the shares of the three series collectively, the "Preferred Shares") subject to such section would, when taken together with the conversion of any other Preferred Shares, result in the issuance by the Company of a number of shares (the "Additional Shares") of its Common Stock greater than the "Issuance Limit," then the Company need not issue the Additional Shares, unless it first obtains shareholder approval of the issuance of the Additional Shares. "Issuance Limit" means 9,389,477 shares of Common Stock (that is, 19.9% of the shares of Common Stock issued and outstanding as of May 16, 2000), as such number may be adjusted pursuant to Sections 5.5 of Article 4(c), Section
6.5 of Article 4(d) or Section 6.5 of Article 4(e). If the Company does not obtain shareholder approval for the issuance of the Additional Shares or, in any event, does not, prior to the expiration of 120 days after such conversion event or conversion election, issue the Additional Shares required to be issued as a result of such conversion event or conversion election, the Company shall pay to each person entitled to receive such Additional Shares an amount in cash equal to the aggregate market price of such Additional Shares on the day that the conversion event occurred or the conversion election was made. The market price for such day shall be the last reported sales price on the principal exchange on which the Common Stock is listed, or, if it is not so listed, the Nasdaq National Market or, if it is not so listed, on the over-the-counter market.

         6.3 CONVERSION PROCEDURE. Upon conversion of Series G Preferred Stock, the shares so converted shall have the status of authorized and unissued preferred stock, and the number of shares of preferred stock which the corporation shall have authority to issue shall include the number of shares of Series G Preferred Stock so converted. Upon any conversion, certificates representing the Series G Preferred Stock shall thereafter be deemed to represent the appropriate number of shares of Common Stock into which such stock is converted. After conversion the holder of any shares of Series G Preferred Stock so converted shall deliver to the Corporation during regular business hours, at such place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank, or to the Corporation (if required by it), accompanied by written notice stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued.

         6.4 FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series G Preferred Stock. If more than one share of Series G Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon any such conversion, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount determined on the basis of the then current fair market value of a share of Common Stock as determined by the Board of Directors of the Corporation, in good faith. Fractional interests shall not be entitled to dividends, and the holders thereof shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

         6.5 ADJUSTMENTS FOR SUBDIVISIONS, STOCK DIVIDENDS, COMBINATIONS, OR CONSOLIDATIONS OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be increased by way of stock issued as a dividend for no consideration or subdivided (by stock split, or otherwise) into a greater number of shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series G Preferred Stock then outstanding shall, concurrently with the effectiveness of such increase or subdivision, be proportionately increased and the number of shares constituting the Issuance Limit shall be proportionally increased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series G Preferred Stock then outstanding shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased and the number of shares constituting the Issuance Limit shall be proportionally decreased.

         6.6 OTHER DISTRIBUTIONS. If for any reason, including without limitation a merger or sale of assets transaction, the Corporation shall declare a distribution payable in securities of the Corporation, or in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, or assets (excluding cash dividends) then, in each such case for the purpose of this Section 6.6, the holders of the Series G Preferred Stock shall be entitled to a proportionate share of such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series G Preferred Stock would be convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

         6.7 REORGANIZATIONS AND RECAPITALIZATIONS. If at any time or from time to time there shall be a reorganization or recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for in Section 6.5 or Section 6.6 above), then, as a condition of such reorganization or recapitalization, provision shall be made so that the holders of the Series G Preferred Stock shall thereafter be entitled to receive upon conversion of the Series G Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization or recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series G Preferred Stock after the reorganization or recapitalization to the end that the provisions of this Section 6 (including adjustment to the number of shares of Common Stock receivable upon conversion of the Series G Preferred Stock) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

         6.8 RESERVATION OF SHARES. The Corporation agrees that, so long as any share of Series G Preferred Stock shall remain outstanding, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issue upon conversion of the Series G Preferred Stock, the full number of shares of Common Stock then issuable upon conversion of all outstanding shares of Series G Preferred Stock. If the Common Stock shall be listed on any national securities exchange, the Corporation at its expense shall include in a listing application all of the shares of Common Stock reserved for issuance upon conversion of the Series G Preferred Stock, (subject to issuance or notice of issuance to the exchange) and will similarly apply for and use its best efforts to procure the listing of any further Common Stock reserved for issuance upon conversion of the Series G Preferred Stock, at any subsequent time as a result of adjustments in the number of shares of Common Stock issuable upon conversion of the Series G Preferred Stock.

         6.9 VALIDITY OF SHARES. The Corporation agrees that it will from time to time take all such actions as may be requisite to assure that all shares of Common Stock which may be issued upon conversion of any share of the Series G Preferred Stock will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

         6.10 TAXES. The Corporation will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery (but not transfer) of shares of Common Stock upon conversion of the Series G Preferred Stock.

         6.11 ABANDONMENT OF ACTION. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution requiring an adjustment pursuant to
Section 6 and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the holders of Series G Preferred Stock shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         6.12 NOTICE PROVISIONS.

                  6.12.1 Whenever an adjustment is required pursuant to Section 6 hereof, the Corporation shall forthwith deliver to the holders of Series G Preferred Stock, a certificate signed by an officer of the Corporation, setting forth, in reasonable detail, the event requiring the adjustment, the method by which such adjustment was calculated and the adjustments made.

                  6.12.2 In case the Corporation shall propose (a) to pay any dividend payable in stock of any class to the holders of G Junior Stock or to make any other distribution to the holders of its Common Stock,
         (b) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities, Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), (d) to effect any capital reorganization, (e) to effect any consolidation, merger or sale, transfer or other distribution of all or substantially all its property, assets or business, or (f) to effect the liquidation, dissolution or winding-up of the Corporation, then, in each such case, the Corporation shall give to each holder of Series G Preferred Stock a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and the number of shares of Common Stock issuable upon conversion of the Series G Preferred Stock after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by (a) or (b) above at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

         7. NO PRE-EMPTIVE RIGHTS. No holder of Series G Preferred Stock shall have any pre-emptive or preferential right of subscription to any shares of stock of the Corporation, or to options, warrants or other interests therein or therefor, or to any obligations convertible into stock of the Corporation, issued or sold, or any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, from time to time may determine and at such price or prices as the Board of Directors from time to time may fix pursuant to the authority conferred by the Corporation's Certificate of Incorporation.

         8. COVENANTS. In addition to any other rights provided by law, so long as any shares of Series G Preferred Stock are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Series G Preferred Stock:

                  (a) Amend or repeal any provisions of the Corporation's Certificate of Incorporation which action would adversely affect the rights, preferences, or privileges of the Series G Preferred Stock; or

                  (b) Alter or change the designations, powers, rights, preferences or privileges, or the qualification, limitations or restrictions of the Series G Preferred Stock; or

                  (c) Increase the authorized number of shares of Series G Preferred Stock or other preferred stock of the Corporation; or

                  (d) Authorize, create, or issue any new class or series of stock or any other securities convertible into equity securities of the Corporation having a preference over the Series G Preferred Stock with respect to dividends, redemptions or upon liquidation or dissolution of the Corporation; or

                  (e) Reclassify the shares of Common Stock or any other G Junior Stock into shares of any class or series of capital stock (i) ranking either as to payment of dividends, distribution of assets or redemptions, prior to or on parity with the Series G Preferred Stock, or (ii) which in any manner adversely affects the holders of Series G Preferred Stock.

                  (f) Thirteen thousand six hundred thirty six (13,636) shares of the Corporation's preferred stock, par value $0.01 per share, are designated "Series H

         Preferred Stock" (hereinafter referred to as the "Series H Preferred Stock"), and such Series H Preferred Stock shall have the respective voting powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions as follows:

         1. SECTION REFERENCES AND DEFINITIONS. References to section numbers contained in this Article 4(e) shall refer only to sections within this
Article 4(e) unless otherwise specified. Capitalized terms in this Article 4(e) shall have the following meanings:

         1.1 "Change of Control" shall mean the following and shall be deemed to occur if any of the following events occur:

                  (i) Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of the Corporation representing (i) 20% or more of the combined voting power of the Corporation's then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within thirty (30) days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) 33% or more of the combined voting power of the Corporation's then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

                  (ii) Persons who constitute the board of directors (the "Incumbent Board") of the Corporation cease for any reason to constitute at least a majority of the Corporation's board of directors, provided that any person becoming a director whose election, or nomination for election by the Corporation's stockholders, is approved by a vote of at least a majority of the directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Agreement, be considered as though such person were a member of the Incumbent Board of the Corporation;

                  (iii) The consummation of a merger, consolidation or reorganization involving the Corporation, other than one which satisfies both of the following conditions:

                           (A) a merger, consolidation or reorganization which
                  would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of the Corporation or such other entity resulting from the merger, consolidation or reorganization (the "Surviving Corporation") outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in the Corporation's voting securities immediately before such merger, consolidation or reorganization, and

                           (B) a merger, consolidation or reorganization in
                  which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding voting securities; or

                  (iv) The stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or other disposition by the Corporation of all or substantially all of the Corporation's assets.

         Notwithstanding the preceding provisions of this definition, a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions is (1) an underwriter or underwriting syndicate that has acquired the ownership of any of the Corporation's then outstanding voting securities solely in connection with a public offering of the Corporation's securities, (2) the Corporation or an affiliate of the Corporation, or (3) an employee stock ownership plan or other employee benefit plan maintained by the Corporation or any of its affiliates that is qualified under the provisions of the United States Internal Revenue Code of 1986.

         1.2 "Common Stock" shall mean the shares of the Common Stock of the Corporation, par value $.01 per share, and any stock into which such Common Stock may hereafter be changed. "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

         1.3 "H Junior Stock" shall mean the Common Stock and any other class or series of capital stock of the Corporation which at the time of issuance is not declared to be senior to or on a parity with the Series H Preferred Stock as to rights upon liquidation or dividends.

         1.4 "H Redemption Price" shall mean $1,100 per share plus any dividends accrued on or before the date of the H Redemption Notice.

         1.5 "Person" shall mean any individual, corporation, association, company, business trust, partnership, joint venture, joint-stock company, trust, unincorporated organization or association or government or any agency or political subdivision thereof.

         1.6 "Trading Day" shall mean any day on which trading takes place
(a) if the Common Stock is then listed or admitted to trading on a national securities exchange, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if not, in the over-the-counter-market and prices reflecting such trading are published by the National Association of Securities Dealers Automated Quotation System.

         2. DIVIDENDS. Before any dividends (other than dividends payable in Common Stock) on any H Junior Stock shall be declared or paid or set apart for payment, the holders of shares of Series H Preferred Stock shall be entitled to receive cash dividends, when and as declared by the Board of Directors from the date of issuance through September 15, 2005, at the annual rate of $82.50 per share, and no more. Dividends on the Series H Preferred Stock shall accumulate on an annual compounded basis (based on actual days elapsed 365/366) and any accumulated dividends shall be payable to a holder of record on the earlier of: (i) redemption by the Corporation of such holder's Series H Preferred Stock or (ii) September 30, 2005. The Series H Preferred Stock shall rank on a parity with the Series G Preferred Stock as to dividends. Such dividends shall be cumulative. Whenever, at any time, accrued dividend shall have been paid or declared and set apart for payment on the then outstanding Series H Preferred Stock, the Board of Directors may declare dividends on any H Junior Stock, subject to the respective terms and provisions (if any) applying thereto.

         3. LIQUIDATION OR DISSOLUTION.

         3.1 RANK. The Series H Preferred Stock of the Corporation shall rank on a parity with the Series F Preferred Stock and the Series G Preferred Stock as to distributions upon a liquidation, dissolution or winding-up of the Corporation and any other preferred stock of the Corporation.

         3.2 PREFERENCE. Subject to the prior rights of the Corporation's creditors and holders of securities senior to the Series H Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series H Preferred Stock shall be entitled to receive one thousand one hundred dollars ($1,100) per share, plus an amount equal to any accumulated dividends through the date of such liquidation, dissolution or winding-up. The amount of dividends "accumulated" on any share of Series H Preferred Stock as at any annual dividend date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including such annual dividend date, whether or not earned or declared, and the amount of dividends "accumulated" on any share of Series H Preferred Stock as at any date other than an annual dividend date shall be calculated in accordance with Section 2 of this
Article 4(e). If, upon any such liquidation, dissolution or winding-up of the Corporation, the assets distributable among the holders of Series H Preferred Stock (and any series of preferred stock ranking in parity with the Series H Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation) shall be insufficient to permit the payment in full to such holders of the preferential amount payable to such holders determined as aforesaid, then the holders of Series H Preferred Stock (and any such series) will share ratably in any distribution of the Corporation's assets in proportion to the respective preferential amounts that

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


would have been payable if such assets were sufficient to permit payment in full of all such amounts. After payment of the full amount of the liquidating distribution to which the holders of Series H Preferred Stock are entitled, holders of H Junior Stock (other than Common Stock) shall be paid any preferential amounts payable to such holders. Thereafter, the holders of Series H Preferred Stock will share PRO RATA with the holders of Common Stock (and the holders of H Junior Stock entitled to share PRO RATA with Common Stock in liquidating distributions), based on the number of shares of Common Stock into which the Series H Preferred Stock is then convertible, any further distribution of assets by the Corporation. Under this Section 3, a distribution of assets in any dissolution, winding-up or liquidation shall not include (a) any consolidation or merger of the Corporation with or into any other corporation, (b) any dissolution, liquidation or winding-up of the Corporation immediately followed by reincorporation of a successor corporation or (c) a sale or other disposition of all or substantially all of the Corporation's assets in consideration for the issuance of equity securities of another corporation, provided that the consolidation, merger, dissolution, liquidation, winding-up, sale or other disposition (i) does not amend, alter, or change the preferences or rights of the Series H Preferred Stock or the qualifications, limitations or restrictions thereof in a manner that adversely affects the Series H Preferred Stock or (ii) is done in accordance with Sections 6.5, 6.6 or 6.7 hereof.

         4. VOTING RIGHTS. The holders of Series H Preferred Stock shall not be entitled to any voting rights except as otherwise required by law.

         5. REDEMPTION.

                  (a) At the Corporation's option, from the date the Series H Preferred Stock is issued until all the Series H Preferred Stock is converted, all outstanding and unconverted Series H Preferred Stock may be redeemed by the Corporation pursuant to this Section 5(a), from funds legally available therefor at the H Redemption Price. The Corporation shall provide at least 10 days and not more than 30 days advance written notice of redemption to each holder of the Series H Preferred Stock (a "H Redemption Notice"), which notice shall set forth the date (the "Redemption Date") fixed for such redemption; provided that any H Redemption Notice given after September 15, 2005 shall be given at least 30 days and not more than 45 days in advance of the Redemption Date stated therein.

                  (b) The entire redemption price of the shares of Series H Preferred Stock outstanding shall be paid in cash on such Redemption Date. If any portion of the applicable H Redemption Price under Section 6(a) shall not be paid by the Corporation within ten (10) calendar days after the date due, interest shall accrue thereon at the rate of 7.5% per annum until the redemption price plus all such interest is paid in full (which amount shall be paid as liquidated damages and not as a penalty).

         6. Conversion Rights.

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


         6.1 CONVERSION OF SERIES H PREFERRED STOCK. At the option of a holder of the Series H Preferred Stock, each share of such holder's Series H Preferred Stock shall convert into one hundred fully paid and non-assessable shares of Common Stock:

                  6.1.1 Until the close of business on the date preceding the Redemption Date on or after September 15, 2005; or

                  6.1.2 Upon a Change of Control of the Corporation.

         6.2 ISSUANCE LIMITATION. If, pursuant to Section 5 of Article 4(c),
Section 6 of Article 4(d) or Section 6 of Article 4(e), a conversion event occurs or a conversion election is made and conversion of shares of Series F Preferred Stock, Series G Preferred Stock or Series H Preferred Stock (the shares of the three series collectively, the "Preferred Shares") subject to such section would, when taken together with the conversion of any other Preferred Shares, result in the issuance by the Company of a number of shares (the "Additional Shares") of its Common Stock greater than the "Issuance Limit," then the Company need not issue the Additional Shares, unless it first obtains shareholder approval of the issuance of the Additional Shares. "Issuance Limit" means 9,389,477 shares of Common Stock (that is, 19.9% of the shares of Common Stock issued and outstanding as of May 16, 2000), as such number may be adjusted pursuant to Sections 5.5 of Article 4(c), Section
6.5 of Article 4(d) or Section 6.5 of Article 4(e). If the Company does not obtain shareholder approval for the issuance of the Additional Shares or, in any event, does not, prior to the expiration of 120 days after such conversion event or conversion election, issue the Additional Shares required to be issued as a result of such conversion event or conversion election, the Company shall pay to each person entitled to receive such Additional Shares an amount in cash equal to the aggregate market price of such Additional Shares on the day that the conversion event occurred or the conversion election was made. The market price for such day shall be the last reported sales price on the principal exchange on which the Common Stock is listed, or, if it is not so listed, the Nasdaq National Market or, if it is not so listed, on the over-the-counter market.

         6.3 CONVERSION PROCEDURE. Upon conversion of Series H Preferred Stock, the shares so converted shall have the status of authorized and unissued preferred stock, and the number of shares of preferred stock which the corporation shall have authority to issue shall include the number of shares of Series H Preferred Stock so converted. Upon any conversion, certificates representing the Series H Preferred Stock shall thereafter be deemed to represent the appropriate number of shares of Common Stock into which such stock is converted. After conversion the holder of any shares of Series H Preferred Stock so converted shall deliver to the Corporation during regular business hours, at such place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank, or to the Corporation (if required by it), accompanied by written notice stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued.

         6.4 FRACTIONAL SHARES. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series H Preferred Stock. If more than one share of Series H Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon any such conversion, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount determined on the basis of the then current fair market value of a share of Common Stock as determined by the Board of Directors of the Corporation, in good faith. Fractional interests shall not be entitled to dividends, and the holders thereof shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

         6.5 ADJUSTMENTS FOR SUBDIVISIONS, STOCK DIVIDENDS, COMBINATIONS, OR CONSOLIDATIONS OF COMMON Stock. In the event the outstanding shares of Common Stock shall be increased by way of stock issued as a dividend for no consideration or subdivided (by stock split, or otherwise) into a greater number of shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock then outstanding shall, concurrently with the effectiveness of such increase or subdivision, be proportionately increased and the number of shares constituting the Issuance Limit shall be proportionally increased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock then outstanding shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased and the number of shares constituting the Issuance Limit shall be proportionally decreased.

         6.6 OTHER DISTRIBUTIONS. If for any reason, including without limitation a merger or sale of assets transaction, the Corporation shall declare a distribution payable in securities of the Corporation, or in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, or assets (excluding cash dividends) then, in each such case for the purpose of this Section 6.6, the holders of the Series H Preferred Stock shall be entitled to a proportionate share of such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series H Preferred Stock would be convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

         6.7 REORGANIZATIONS AND RECAPITALIZATIONS. If at any time or from time to time there shall be a reorganization or recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for in Section 6.5 or Section 6.6 above), then, as a condition of such reorganization or recapitalization, provision shall be made so that the holders of the Series H Preferred Stock shall thereafter be entitled to receive upon conversion of the Series H Preferred Stock, the number of shares of stock or other securities or property of the Corporation or otherwise to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization or recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series H Preferred Stock after the reorganization or recapitalization to the end that the provisions of this
Section 6 (including adjustment to the number of shares of Common Stock receivable upon conversion of the Series H Preferred Stock) shall be applicable after that event in as nearly an equivalent manner as may be practicable.

         6.8 RESERVATION OF SHARES. The Corporation agrees that, so long as any share of Series H Preferred Stock shall remain outstanding, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issue upon conversion of the Series H Preferred Stock, the full number of shares of Common Stock then issuable upon conversion of all outstanding shares of Series H Preferred Stock. If the Common Stock shall be listed on any national securities exchange, the Corporation at its expense shall include in a listing application all of the shares of Common Stock reserved for issuance upon conversion of the Series H Preferred Stock, (subject to issuance or notice of issuance to the exchange) and will similarly apply for and use its best efforts to procure the listing of any further Common Stock reserved for issuance upon conversion of the Series H Preferred Stock, at any subsequent time as a result of adjustments in the number of shares of Common Stock issuable upon conversion of the Series H Preferred Stock.

         6.9 VALIDITY OF SHARES. The Corporation agrees that it will from time to time take all such actions as may be requisite to assure that all shares of Common Stock which may be issued upon conversion of any share of the Series H Preferred Stock will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

         6.10 TAXES. The Corporation will pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery (but not transfer) of shares of Common Stock upon conversion of the Series H Preferred Stock.

         6.11 ABANDONMENT OF ACTION. If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution requiring an adjustment pursuant to
Section 6 and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the holders of Series H Preferred Stock shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         6.12     NOTICE PROVISIONS.

                  6.12.1 Whenever an adjustment is required pursuant to
Section 6 hereof, the Corporation shall forthwith deliver to the holders of Series H Preferred Stock, a certificate signed by an officer of the Corporation, setting forth, in reasonable detail, the event requiring the adjustment, the method by which such adjustment was calculated and the adjustments made.

                  6.12.2 In case the Corporation shall propose (a) to pay any dividend payable in stock of any class to the holders of H Junior Stock or to make any other distribution to the holders of its Common Stock, (b) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Convertible Securities, Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Common Stock), (d) to effect any capital reorganization, (e) to effect any consolidation, merger or sale, transfer or other distribution of all or substantially all its property, assets or business, or (f) to effect the liquidation, dissolution or winding-up of the Corporation, then, in each such case, the Corporation shall give to each holder of Series H Preferred Stock a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding-up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock and number shares of Common Stock issuable upon conversion of the Series H Preferred Stock after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by (a) or (b) above at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

         7. NO PRE-EMPTIVE RIGHTS. No holder of Series H Preferred Stock shall have any pre-emptive or preferential right of subscription to any shares of stock of the Corporation, or to options, warrants or other interests therein or therefor, or to any obligations convertible into stock of the Corporation, issued or sold, or any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, from time to time may determine and at such price or prices as the Board of Directors from time to time may fix pursuant to the authority conferred by the Corporation's Certificate of Incorporation.

         8. COVENANTS. In addition to any other rights provided by law, so long as any shares of Series H Preferred Stock are outstanding, this Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the Series H Preferred Stock:

                  (a) Amend or repeal any provisions of the Corporation's Certificate of Incorporation which action would adversely affect the rights, preferences, or privileges of the Series H Preferred Stock; or

                  (b) Alter or change the designations, powers, rights, preferences or privileges, or the qualification, limitations or restrictions of the Series H Preferred Stock; or

                  (c) Increase the authorized number of shares of Series H Preferred Stock or other preferred stock of the Corporation; or

                  (d) Authorize, create, or issue any new class or series of stock or any other securities convertible into equity securities of the Corporation having a preference over the Series H Preferred Stock with respect to dividends, redemptions or upon liquidation or dissolution of the Corporation; or

                  (e) Reclassify the shares of Common Stock or any other H Junior Stock into shares of any class or series of capital stock (i) ranking either as to payment of dividends, distribution of assets or redemptions, prior to or on parity with the Series H Preferred Stock, or (ii) which in any manner adversely affects the holders of Series H Preferred Stock.

         5. No shareholder of the Corporation shall have preemptive or preferential rights to any shares of any class of stock of the Corporation or obligations convertible into stock of the Corporation whether now or hereafter authorized.

         6. The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address within the State of New York to which the Secretary of State shall mail a copy of any such process against the Corporation served upon is c/o Harvey Brown, Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982.

         7. The manner in which the foregoing amendment of the Restated Certificate of Incorporation was authorized is as follows: The Board of Directors of the Corporation adopted the amendment and authorized the restatement of the Certificate of Incorporation by a majority vote of the Board of Directors. The holders of a majority of the outstanding shares entitled to vote adopted the amendment increasing the amount of the authorized shares of common stock of the Corporation at the annual meeting of shareholders on November 8, 2000.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: May 1, 2001


                                       /s/ Theodore D. Roth
                                       ------------------------------
                                       Name:    Theodore D. Roth
                                       Title:   President and Chief Operating
                                                Officer

                                       /s/ Lloyd A. Rowland
                                       ---------------------------------
                                       Name:    Lloyd A. Rowland
                                       Title:   General Counsel and Secretary




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